SCHEDULE 2.1(b)

                        PERSONAL PROPERTY


I.   Hydro-Electric Facilities

     1.   Canals Systems

     a.   Machinery and Equipment

     Trashboom Structure
     Bascule Gate
     Gatehouse Crane
     Fish Diversion Crane
     12 Holyoke Canal Gates
     4 South Hadley Canal Gates
     16 Waste Gates
     1 Boatlock Fish Bypass Pipe

     b.   Structures and Buildings

     Hadley Falls Dam
     1 Holyoke Canal (system consists of 3 levels)
     1 South Hadley Canal
     1 Holyoke Gatehouse
     2 South Hadley Gatehouses
     4 Overflow Structures
     1 Wasteway Arch Structure
     1 # 3 Overflow Control Building
     1 # 4 Overflow Control Building
     Fish Diversion Structure & Bypass Pipe
     Tailrace Fish Trap Station

     2.   Hadley Falls Station

     a.   Machinery and Equipment

     2 15 MW, Vertical Shaft, Hydro-Electric Turbines,
     Generators, Exciters and Controls
     1 Generator Step-up Transformer
     Station Service Transformers
     2 Batteries and Charging Systems
     All Auxiliary Equipment and Controls
     Overhead Crane

     b.   Structures and Buildings

     Intake Structure with Gates
     Penstocks
     Powerhouse
     Fish Passage Facilities
     Fish Viewing Facility
     Draft Tube Gates
     Attraction Water Supply Structures

     3.   Boatlock Station

     a.   Machinery and Equipment

     3 Vertical Shaft, Hydro-Electric Turbines, Generators,
     Exciters and Controls
     Transformer
     Station Service Transformers
     Batteries and Charging System
     All Auxiliary Equipment and Controls
     Overhead Crane

     b.   Structures and Buildings

     2 Intake Structure
     Powerhouse
     5 Feedgates
     2 Scroll Gates

     4.   Beebe & Holbrook Station

     a.   Machinery and Equipment

     2 Vertical Shaft, Hydro-Electric Turbines, Generators,
     Exciters and Controls
     Station Service Transformers
     All Auxiliary Equipment and Controls
     2 Batteries and Charging Systems

     b.   Structures and Buildings

     1 Powerhouse
     2 Intake Structure
     2 Penstocks
     1 Raceway

     5.   Skinner Station

     a.   Machinery and Equipment

     1 Vertical Shaft, Hydro-Electric Turbine, Generator,
     Exciters and Controls
     Transformer
     Station Service Transformers
     Batteries and Charging System
     Auxiliary Equipment and Controls

     b.   Structures and Buildings

     Intake Structure
     Penstock
     Raceway

     6.   Chemical Station

     a.   Machinery and Equipment

     2 Vertical Shaft, Hydro-Electric Turbines, Generators,
     Exciters and Controls
     1 Generator Transformer
     Station Service Transformers
     Batteries and Charging Systems
     Auxiliary Equipment and Controls
     2 Overhead Hoist


     b.   Structures and Buildings

     Intake Structure and Flume

     7.   Riverside Station

     a.   Machinery and Equipment

     2 Vertical Shaft, Hydro-Electric Turbines, Generators,
     Exciters and Controls
     2 Horizontal Shaft, Hydro-Electric Turbines, Generators,
     Exciters and Controls
     4 Transformers
     Station Service Transformers
     Batteries and Charging Systems
     All Auxiliary Equipment and Controls
     1 Retired Steam Turbine
     3 Overhead Cranes
     Riverside #6 stator and rotor
     MW Steam Turbine Generator

     b.   Structures and Buildings

     1 Forbay
     3 Intake Structures
     5 Penstocks
     2 Powerhouses

II.  Non Hydro-Electric Facilities

     8.   Riverside A/B Building

     a.   Machine Shop - Machinery and Equipment

     1 Radial Arm Drill
     1 14" Press
     1 Nardini-IN25160T Lathe
     1 Supermax Drill press
     1 Delta Drill Press
     1 Logan Screw Lathe
     1 Jet Lathe
     5 Grinders with Stands
     1 Belt Sander with Stand
     1 Motor Operated Torch Cutter
     5 Miller Welder
     1 Linde Welder
     1 Kalamazoo Band Saw
     1 Grob Band Saw
     1 Hypotherm Welder
     1 Sheffer Hydraulic Press
     1 Tool Crib
     Auxiliary Equipment
     1 Bridgeport Lathe

     b.   Wood  Shop - Machinery and Equipment

     2 Drill Presses
     1 Table Saws
     2 Band Saw
     1 Planer
     1 Horizontal Bore
     1 Disk Sander
     1 Radial Arm Saw
     1 Joiner
     1 Planer

     c.   Structures and Buildings

     1 Building
     4 Overhead Cranes

III. Vehicles

     YEAR      MAKE      MODEL               VIN

     1986      John      Backhoe             T0210CA731990
     1999      Cross     Equipment Trailer   431FS1821X1001177
     1992      Chevrolet Pickup              1GCCS19A2N2195569
     1993      Ford      Pickup              1FTCR10A4PUB98733
     1993      Chevrolet Pickup              1GCDT19Z5P0160367
     1988      Chevrolet Pickup              1GCGR33K7JJ121123
     1988      Chevrolet Pickup              2GCFC24H1J1241441
     1986      Ford      Stake Body          1FDXF82K1GVA50652

Note: Leased vehicles are listed on Schedule 5.6(e) and may be transferred at the Closing pursuant to Section 5.6(e).

IV.  Distribution Equipment

Included in the distribution assets as part of this sale are six
13.8 kV distribution feeders emanating from Prospect Substation in Chicopee. The six feeders include: 24B3, 24B4, 24B5, 24B6, 24B7, and 24B9. The remaining six distribution feeders out of Prospect Substation (24B1, 24B2, 24B8A, 24B8B, 24B10, 24B11) are owned and operated by Chicopee Electric. Also included is the entire Seller's portion of one 13.8kV distribution feeder, 21N6, that currently emanates from Piper Substation in West Springfield.

All distribution assets owned by HWP are part of this asset sale including, poles and appurtenances, overhead conductors, underground cables, direct buried cables, secondary cables, OH/UG/DB service cables, transformers, protection equipment (fused cutouts, switches, arrestors, and reclosers), capactors, area/street lighting, meters, and conduit. Also included in the distribution asset list are the Riverside 19F Substation, Hadley Falls 33H Substation and Boatlock 42B Substation equipment (including switchboard controls, switchgear, transformers, foundations, fencing) that are associated with Seller's Facilities and/or Distribution System.

The following table contains details of the major distribution line equipment:

   Equipment        Circuit     Pole number
                    Number
   Recloser            24B3     16/3
   (#24B312)
   Recloser            24B9     15/28
   (#24B903)
   Recloser            24B6     12/51
   (#24B608)
   Capacitor           24B3     16/23
   (1200KVAR)
   Capacitor           24B3     14/5
   (1200KVAR)
   Capacitor           24B6     13/68-5
   (1200KVAR)
   Capacitor           24B6     3/21
   (1200KVAR)
   Capacitor           24B5     12/39
   (1200KVAR)
   Capacitor           24B5     12/3
   (1200KVAR)
   Capacitor           24B6     2/11
   (1200KVAR)

V.   Transformers

Amt    KVA    Phas  Manufactur  Primary    Secondary       S/N
     Rating     e       er         kV        Volts
 1     750      3       GE        13.8      480/277     G-857237A
 1    2500      3      RTE        13.8      480/277     846002732
 1    2500      3      ABB1       13.8        600        SAQ8447-
                                                           0101
 1     750      3      ABB        13.8        600       90J731067
 1    1500      3      ABB        13.8        600       90J734066
 1    1000      3       GE        13.8        600        H-886938
 1     500      3   McGraw-Ed     13.8      480/277     71ZG558001
 3     100      1       GE        14.4      120/240    P276177-YRB
       100      1       GE        14.4      120/240    P276178-YRB
       100      1       GE        14.4      120/240    P276176-YRB

 4     50       1      RTE      14.4/24.9   120/240     H71091550

 3     50       1     Howard    14.4/24.9       600       68693-2190
       50       1     Howard    14.4/24.9       600       68695-2190
       50       1     Howard    14.4/24.9       600       68694-2190

Three transformers have been removed from inventory and placed into service. These transformers will be replaced by Seller with new models of the same KVA rating.

VI.  Network/Office Equipment

Location Name   Equipment Type     Serial       Equipment
                                   Number
Holyoke:       CISCO 4000       44028129      holyoke
               router           2271131       holy2en1
               2813SA Bay Hub   2885251       (none)
               2803 Expansion   70852
               hub
               PBX NorTel SL1-
               STE
               Pairgain HDSL
               APC 1250 Smart
               UPS
               APC Call-UPS II
               Porter Code
               Activated
               Switch
               Phone Block
               Extension Box

Riverside:     CISCO 4000       44018219      riverside
               router           2599179       riversen1
               2814 Bay Hub     3600427       riversen2
               81OM Bay Hub
               Digital Link
               Encore
               504A 10 Base FL
               Fiber

Hadley         CISCO 2516       250343292     hadley-rtr
Station:       router
               (2) Digital
               Link Encore

Gate House:    CISCO 2513       25925457      gatehouse
               router           Unable to     gatehouseen
               2814 Bay Hub     read #
               Phone Block
               Extension Box
               Digital Link
               Encore


               Equipment Type     Serial
                                  Number
Lexmark Optra R printer           11d2757
Sharo Fax F02850                  no86530288
HP IIIP printer                   3128jcoz4v
Monitor                           0403sa7cl817
Dell Cpi Laptop with              wq8x2
Docking Station
HPIIID printer                    3128jc0z4v
HP DeskJet 695C                   th939124sd
Monitor                           04036a5ngwa6
Dell 5133 Desktop                 6yy1cs
Monitor                           04036a3wnt76
Lexmark 4039 12Rplus              11cr690
printer
Lanier 3800 Fax                   11844272
HP Deskjet 1600CM                 usb7805127
Monitor                           04036a3sr2-76
Monitor                           04036a3ss1-76
Compaq Proliant 1600              D844BWR104943
Monitor                           844bf23al466
HP Deskjet 1200C                  USC5501908
Monitor                           04036A40XX96
FAX MACHINE - PANASONIC           8HAFC152567
PANSONIC KXP2130                  OBECJC12398
HP LASERJET 4                     USBC122593
Monitor                           Located at
                                  Water Street
IBM 760XL LAPTOP                  Located at Riverside Station
Compaq Proliant 1600              D844BWR10886
Monitor                           844bf23al472
LEXMARK 4039 12C                  n/a
INTERMEC 3400 Label printer       3400B0110000
BROTHER INTELLIFAX 710M           F41612920
Monitor                           04036A12J785
Monitor                           04036A44UI76
HPLASERJET III                    3033A90928
GX1 TOWERS                        5igmj
GX1 TOWERS                        5igmk
Panasonic Fax kx-fp250            8hafc152599

Note: Leased equipment is listed on Schedule 5.6(e) and may be transferred at the Closing pursuant to Section 5.6(e).

VII. Additional Equipment

     John Deere Tractor Model 318
     (2) Red Max brush cutters (weedwackers)
     (3) Husqvarna weedwackers
     (3) small push-type mowers
     1983 Lowe Boat
     1992 Lowe Boat
     Harrington Chain Hoists
          (2) 10 ton (S/N 439EE, 440EE)
          (2) 3 ton (S/N 779777, 779770)
          (4) 3 ton (S/N unknown)
          (2) 1.5 ton (S/N 14158, 584347)
     Tug-It Chain Hoists
          (2) 1 ton (S/N RT-400)
     Lincoln Welder w/ Kensington Trailer SAE3004-236 (S/N 997102) HYTORK Hydraulic Wrench (S/N 7069)

______________________________

1 Spare Transformer

2 Seller makes no representation as to the accuracy of the names, books, and pages provided. Buyer has had an opportunity to review the millpowers, including those held in trust, and the intent of the Buyer and Seller is that all millpowers and beneficial interests in millpowers (whether specifically described herein) shall be transferred to Buyer.